UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2020 (February 27,2020)

ICU MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34634	33-0022692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Calle Amanecer	,	San Clemente	,	California	92673
(Address of principal executive offices)					(Zip Code)

(949) 366-2183
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ICUI	The Nasdaq Stock Market LLC
(Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure of Officer

As previously reported, Scott E. Lamb informed ICU Medical, Inc. (the “Company”) of his intention to retire as Chief Financial Officer effective after the filing of the Company’s annual report on Form 10-K for the year ended December 31, 2019. In connection with Mr. Lamb’s planned retirement, the Company and Mr. Lamb have entered into a Retirement and Separation Agreement dated February 27, 2020 (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Lamb will continue to serve as an advisor to the Company at his current annual base salary rate during a transition period ending April 3, 2020 (the “Transition Period”). Upon the completion of the Transition Period and upon Mr. Lamb’s execution and delivery of an additional release of claims in favor of the Company, each Company equity-based award held by Mr. Lamb will vest in full. In addition, Mr. Lamb will continue to be able to exercise vested option awards in Company stock through the term of such option.

Appointment of Officer

The Company has appointed Brian Bonnell, 46, to serve as Chief Financial Officer and Treasurer of the Company, effective March 3, 2020. Mr. Bonnell, has served as the Company’s Corporate Vice President, Finance since 2018. Prior to joining the Company, Mr. Bonnell served as Treasurer and Head of Financial Planning and Analysis at Alere Inc. from 2015. Prior to 2015, Mr. Bonnell held various roles at CareFusion Corporation in Finance and last served as Senior Vice President, Tax and Treasurer.

In connection with Mr. Bonnell’s appointment, effective March 3, 2020, his annual base salary will be increased to $395,000 and, his annual cash bonus opportunity target will be 60 percent of his annual base salary.

In connection with Mr. Bonnell’s appointment, the Company and Mr. Bonnell entered into an indemnification agreement in substantially the same form as the Company has entered into with each of the Company’s existing directors and certain executive officers. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Bonnell and any of the Company’s executive officers or directors. There is no other arrangement or understanding between Mr. Bonnell and any other person pursuant to which Mr. Bonnell was appointed as Chief Financial Officer of the Company. There are no transactions in which Mr. Bonnell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retirement and Separation Agreement, dated as of February 27, 2020, by and between ICU Medical, Inc. and Scott Lamb.
104	Cover Page Interactive Data File (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICU MEDICAL, INC.

Date: February 28, 2020	By:	/s/ Vivek Jain
Vivek Jain
Chief Executive Officer